Exhibit 10.1

Promissory Note

Date	Loan Amount	Interest Rate after Deferment Period	Deferment Period
April 20, 2020	$2,249,280.00	1.00% fixed per annum	6 months

This Promissory Note (“Note”) sets forth and confirms the terms and conditions of a term loan to Transmedics Inc (whether one or more than one, “Borrower”) from Bank of America, NA, a national banking association having an address of P.O. Box 15220, Wilmington, DE 19886-5220 (together with its agents, affiliates, successors and assigns, the “Bank”) for the Loan Amount and at the Interest Rate stated above (the “Loan”). The Loan is made pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The funding of the Loan is conditioned upon approval of Borrower’s application for the Loan and Bank’s receiving confirmation from the SBA that Bank may proceed with the Loan. The date on which the funding of the Loan takes place is referred to as the “Funding Date”. If the Funding Date is later than the date of this Note, the Deferment Period commences on the Funding Date and ends six months from the Funding Date. After sixty (60) days from the date the Loan is funded, but not more than ninety (90) days from the date the Loan is funded, Borrower shall apply to Bank for loan forgiveness. If the SBA confirms full and complete forgiveness of the unpaid balance of the Loan, and reimburses Bank for the total outstanding balance, principal and interest, Borrower’s obligations under the Loan will be deemed fully satisfied and paid in full. If the SBA does not confirm forgiveness of the Loan, or only partly confirms forgiveness of the Loan, or Borrower fails to apply for loan forgiveness, Borrower will be obligated to repay to the Bank the total outstanding balance remaining due under the Loan, including principal and interest (the “Loan Balance”), and in such case, Bank will establish the terms for repayment of the Loan Balance in a separate letter to be provided to Borrower, which letter will set forth the Loan Balance, the amount of each monthly payment, the interest rate (not in excess of a fixed rate of one per cent (1.00%) per annum), the term of the Loan, and the maturity date of two (2) years from the funding date of the Loan. No principal or interest payments will be due prior to the end of the Deferment Period. Borrower promises, covenants and agrees with Bank to repay the Loan in accordance with the terms for repayment as set forth in that letter (the “Repayment Letter”). Payments greater than the monthly payment or additional payments may be made at any time without a prepayment penalty but shall not relieve Borrower of its obligations to pay the next succeeding monthly payment.

In consideration of the Loan received by Borrower from Bank, Borrower agrees as follows:

1.	DEPOSIT ACCOUNT/USE OF LOAN PROCEEDS: Borrower is required to maintain a deposit account with Bank of America, N.A. (the “Deposit Account”) until the Loan is either forgiven in full or the Loan is fully paid by Borrower. Borrower acknowledges and agrees that the proceeds of the Loan shall be deposited by Bank into the Deposit Account. The Loan proceeds are to not be used by Borrower for any illegal purpose and Borrower represents to the Bank that it will derive material benefit, directly and indirectly, from the making of the Loan.

2.	DIRECT DEBIT. If the Loan is not forgiven and a Loan Balance remains, Borrower agrees that on the due date of any amount due as set forth in the Repayment Letter, Bank will debit the amount due from the Deposit Account established by Borrower in connection with this Loan. Should there be insufficient funds in the Deposit Account to pay all such sums when due, the full amount of such deficiency be shall be immediately due and payable by Borrower.

3.	INTEREST RATE: Bank shall charge interest on the unpaid principal balance of the Loan at the interest rate set forth above under “Interest Rate” from the date the Loan was funded until the Loan is paid in full.

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS. (1) Borrower represents and warrants to Bank, and covenants and agrees with Bank, that: (i) Borrower has read the statements included in the Application, including the Statements Required by Law and Executive Orders, and Borrower understands them. (ii) Borrower was and remains eligible to receive a loan under the rules in effect at the time Borrower submitted to Bank its Paycheck Protection Program Application Form (the “Application”) that have been issued by the SBA implementing the Paycheck Protection Program under Division A, Title I of the CARES Act (the “Paycheck Protection Program Rule”). (iii) Borrower (a) is an independent contractor, eligible self-employed individual, or sole proprietor or (b) employs no more than the greater of 500 employees or, if applicable, the size standard in number of employees established by the SBA in 13 C.F.R. 121.201 for Borrower’s industry. (iv) Borrower will comply whenever applicable, with the civil rights and other limitations in the Application. (v) All proceeds of the Loan will be used only for business-related purposes as specified in the Application and consistent with the Paycheck Protection Program Rule. (vi) To the extent feasible, Borrower will purchase only American-made equipment and products. (vii) Borrower is not engaged in any activity that is illegal under federal, state or local law. (viii) Borrower certifies that any loan received by Borrower under Section 7(b)(2) of the Small Business Act between January 31, 2020 and April 3, 2020 that will remain outstanding after funding of this Loan was for a purpose other than paying payroll costs and other allowable uses loans under the Paycheck Protection Program Rule. (ix) Borrower was in operation on February 15, 2020 and had employees for whom Borrower paid salaries and payroll taxes or paid independent contractors (as reported on Form(s) 1099-MISC). (x) The current economic uncertainty makes the request for the Loan necessary to support the ongoing operations of Borrower. (xi) All proceeds of the Loan will be used to retain workers and maintain payroll or make mortgage interest payments, lease payments, and utility payments, as specified under the Paycheck Protection Program Rule and Borrower acknowledges that if the funds are knowingly used for unauthorized purposes, the federal government may hold Borrower and/or Borrower’s authorized representative legally liable, such as for charges of fraud. (xii) Borrower has provided Bank true, correct and complete information demonstrating that Borrower had employees for whom Borrower paid salaries and payroll taxes on or around February 15, 2020. (xiii) Borrower has provided to Bank all documentation available to Borrower on a reasonable basis verifying the dollar amounts of average monthly payroll costs for the calendar year 2019, which documentation shall include, as applicable, copies of payroll processor records, payroll tax filings and/or Form 1099-MISC. (xiv) Borrower will promptly provide to Bank (a) any additional documentation that Bank requests in order to verify payroll costs and (b) documentation verifying the number of full-time equivalent employees on payroll as well as the dollar amounts of payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities for the eight week period following the Loan. (xv) Borrower acknowledges that (a) loan forgiveness will be provided by the SBA for the sum of documented payroll costs, covered mortgage interest payments, covered rent payments, and covered utilities, and not more than 25% of the Forgivable Amount may be for non-payroll costs (xvi) During the period beginning on February 15, 2020 and ending on December 31, 2020, Borrower has not and will not receive any other loan under

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the Paycheck Protection Program. (xvii) Borrower certifies that the information provided in the Application and the information that Borrower provided in all supporting documents and forms is true and accurate in all material respects. Borrower acknowledges that knowingly making a false statement to obtain a guaranteed loan from SBA is punishable under the law, including under 18 USC 1001 and 3571 by imprisonment of not more than five years and/or a fine of up to $250,000; under 15 USC 645 by imprisonment of not more than two years and/or a fine of not more than $5,000; and, if submitted to a Federally insured institution, under 18 USC 1014 by imprisonment of not more than thirty years and/or a fine of not more than $1,000,000. (xviii) Borrower understands, acknowledges and agrees that Bank can share any tax information received from Borrower or any Owner with SBA's authorized representatives, including authorized representatives of the SBA Office of Inspector General, for the purpose of compliance with SBA Loan Program Requirements and all SBA reviews. (xix) Neither Borrower nor any Owner, is presently suspended, debarred, proposed for debarment, declared ineligible, voluntarily excluded from participation in this transaction by any Federal department or agency, or presently involved in any bankruptcy. (xx) Neither Borrower, nor any Owner, nor any business owned or controlled by any of them, ever obtained a direct or guaranteed loan from SBA or any other Federal agency that is currently delinquent or has defaulted in the last 7 years and caused a loss to the government. (xxi) Neither Borrower, nor any Owner, is an owner of any other business or has common management with any other business, except as disclosed to the Bank in connection with the Borrower’s Application. (xxii) Borrower did not receive an SBA Economic Injury Disaster Loan between January 31, 2020 and April 3, 2020, except as disclosed to the Bank in connection with the Borrower’s Application. (xxiii) Neither Borrower (if an individual), nor any individual owning 20% or more of the equity of Borrower (each, an “Owner”), is subject to an indictment, criminal information, arraignment, or other means by which formal criminal charges are brought in any jurisdiction, or presently incarcerated, on probation or parole. (xxiv) Neither Borrower (if an individual), nor any Owner, has within the last 5 years been convicted; pleaded guilty; pleaded nolo contendere; been placed on pretrial diversion; or been placed on any form of parole or probation (including probation before judgment) for any felony. (xxv) The United States is the principal place of residence for all employees of Borrower included in Borrower’s payroll calculation included in the Application. (xxvi) The Borrower correctly indicated on its Application whether it is a franchise that is listed in the SBA’s franchise directory. (xxvii) If Borrower is claiming an exemption from all SBA affiliation rules applicable to Paycheck Protection Program loan eligibility under the religious exemption to the affiliation rules, Borrower has made a reasonable, good faith determination that it qualifies for such religious exemption under 13 C.F.R. 121.103(b)(10), which provides that “[t]he relationship of a faithbased organization to another organization is not considered an affiliation with the other organization…if the relationship is based on a religious teaching or belief or otherwise constitutes a part of the exercise of religion.” (2) At all times during the term the of the Loan, Borrower represents and warrants to the Bank, that (i) if Borrower is anything other than a natural person, it is duly formed and existing under the laws of the state or other jurisdiction where organized; (ii) this Note, and any instrument or agreement required under this Note, are within Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers; (iii) the information included in the Beneficial Ownership Certification most recently provided to the Bank, if applicable, is true and correct in all respects; and (iv) in each state in which Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name (e.g. trade name or d/b/a) statutes. IF THE FUNDING DATE IS AFTER THE DATE OF THIS NOTE, BORROWER AGREES THAT BORROWER SHALL BE DEEMED TO HAVE REPEATED AND REISSUED, IMMEDIATELY PRIOR TO THE FUNDING ON THE FUNDING DATE, THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS SET FORTH ABOVE IN THIS PARAGRAPH

5.	EVENTS OF DEFAULT: If the Loan is not forgiven and a Loan Balance remains, then from the date the Repayment Letter is sent to Borrower until the Loan Balance is fully paid, the occurrence and continuation of any of the following events shall constitute a default hereunder: (i) insolvency, bankruptcy, dissolution, issuance of an attachment or garnishment against Borrower; (ii) failure to make any payment when due under the Loan or any or all other loans made by Bank to Borrower, and such failure continues for ten (10) days after it first became due; (iii) failure to provide current financial information promptly upon request by Bank; (iv) the making of any false or materially misleading statement on any application or any financial statement for the Loan or for any or all other loans made by Bank to Borrower; (v) Bank in good faith believes the prospect of payment under the Loan or any or all other loans made by Bank to Borrower is impaired; (vi) Borrower under or in connection with the Loan or any or all other loans made by Bank to Borrower fails to timely and properly observe, keep or perform any term, covenant, agreement, or condition therein; (vii) default shall be made with respect to any other indebtedness for borrowed money of Borrower, if the default is a failure to pay at maturity or if the effect of such default is to accelerate the maturity of such indebtedness for borrowed money or to permit the holder or obligee thereof or other party thereto to cause any such indebtedness for borrowed money to become due prior to its stated maturity; (viii) the Bank in its sole discretion determines in good faith that an event has occurred that materially and adversely affects Borrower; (ix) any change shall occur in the ownership of the Borrower; (x) permanent cessation of Borrower’s business operations; (xi) Borrower, if an individual, dies, or becomes disabled, and such disability prevents the Borrower from continuing to operate its business; (xii) Bank receives notification or is otherwise made aware that Borrower, or any affiliate of Borrower, is listed as or appears on any lists of known or suspected terrorists or terrorist organizations provided to Bank by the U.S. government under the USA Patriot Act of 2001; and (xiii) Borrower fails to maintain the Deposit Account with the Bank

6.	REMEDIES: If the Loan is not forgiven and a Loan Balance remains, then from the date the Repayment Letter is sent to Borrower, upon the occurrence of a default, all or any portion of the entire amount owing on the Loan, and any and all other loans made by Bank to Borrower, shall, at Bank’s option, become immediately due and payable without demand or notice. Upon a default, Bank may exercise any other right or remedy available to it at law or in equity. All persons included in the term “Borrower” are jointly and severally liable for repayment, regardless of to whom any advance of credit was made. Borrower shall pay any costs Bank may incur including without limitation reasonable attorney’s fees and court costs should the Loan and/or any and all other loans made by Bank to Borrower be referred to an attorney for collection to the extent permitted under applicable state law. EACH PERSON INCLUDED IN THE TERM BORROWER WAIVES ALL SURETYSHIP AND OTHER SIMILAR DEFENSES TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW.

7.	CREDIT INVESTIGATION: If the Loan is not forgiven and a Loan Balance remains, then from the date the Repayment Letter is sent to Borrower until the Loan Balance is fully paid, Borrower authorizes Bank and any of its affiliates at any time to make whatever credit investigation Bank deems is proper to evaluate Borrower’s credit, financial standing and employment and Borrower authorizes Bank to exchange Borrower’s credit experience with credit bureaus and other creditors Bank reasonably believes are doing business with Borrower. Borrower also agrees to furnish Bank with any financial statements Bank may request at any time and in such detail as Bank may require.

8.	NOTICES: Borrower’s request for Loan forgiveness, and the documentation that must accompany that request, shall be submitted to Bank by transmitting the communication to the electronic address, website, or other electronic transmission portal provided by Bank to Borrower.

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Otherwise, all notices required under this Note shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Note, or sent by facsimile to the fax number(s) listed on the signature page, or to such other addresses as the Bank and the Borrower may specify from time to time in writing (any such notice a “Written Notice”). Written Notices shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered. In lieu of a Written Notice, notices and/or communications from the Bank to the Borrower may, to the extent permitted by law, be delivered electronically (i) by transmitting the communication to the electronic address provided by the Borrower or to such other electronic address as the Borrower may specify from time to time in writing, or (ii) by posting the communication on a website and sending the Borrower a notice to the Borrower’s postal address or electronic address telling the Borrower that the communication has been posted, its location, and providing instructions on how to view it (any such notice, an “Electronic Notice”). Electronic Notices shall be effective when presented to the Borrower, or is sent to the Borrower’s electronic address or is posted to the Bank’s website. To retain a copy for your records, please download and print or save a copy to your device.

9.	CHOICE OF LAW; JURISDICTION; VENUE. (1) At all times that Bank is the holder of this Note, except to the extent that any law of the United States may apply, this Note shall be governed and interpreted according to the internal laws of the state of Borrower’s principal place of business (the “Governing Law State”), without regard to any choice of law, rules or principles to the contrary. However, the charging and calculating of interest on the obligations under this Note shall be governed by, construed and enforced in accordance with the laws of the state of North Carolina and applicable federal law. Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of Bank under federal law. Borrower and Bank agree and consent to be subject to the personal jurisdiction of any state or federal court located in the Governing Law State so that trial shall only be conducted by a court in that state. (2) Notwithstanding the foregoing, when SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

10.	MISCELLANEOUS. The Loan may be sold or assigned by Bank without notice to Borrower. Borrower may not assign the Loan or its rights hereunder to anyone without Bank’s prior written consent. If any provision of this Note is contrary to applicable law or is found unenforceable, such provision shall be severed from this Note without invalidating the other provisions thereof. Bank may delay enforcing any of its rights under this Note without losing them, and no failure or delay on the part of Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Bank, by its acceptance hereof, and the making of the Loan and Borrower understand and agree that this Note constitutes the complete understanding between them. This Note shall be binding upon Borrower, and its successors and assigns, and inure to the benefit of Bank and its successors and assigns.

11.	BORROWING AUTHORIZED. The signer for Borrower represents, covenants and warrants to Bank that he or she is certified to borrow for the Borrower and is signing this Note as the duly authorized sole proprietor, owner, sole shareholder, officer, member, managing member, partner, trustee, principal, agent or representative of Borrower, and further acknowledges and confirms to Bank that by said signature he or she has read and understands all of the terms and provisions contained in this Note and agrees and consents to be bound by them. This Note and any instrument or agreement required herein, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers. The individuals signing this Agreement on behalf of each Borrower are authorized to sign such documents on behalf of such entities. For purposes of this Note only, the Bank may rely upon and accept the authority of only one signer on behalf of the Borrower, and for this Note, this resolution supersedes and replaces any prior and existing contrary resolution provided by Borrower to Bank.

12.	ELECTRONIC COMMUNICATIONS AND SIGNATURES. This Note and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Note (each a “Communication ”), including Communications required to be in writing, may, if agreed by the Bank, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. The Borrower agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on the Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the Bank. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Bank may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Bank’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Bank is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Bank pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Bank has agreed to accept such Electronic Signature, the Bank shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Bank any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time

13.	CONVERSION TO PAPER ORIGINAL. At the Bank’s discretion the authoritative electronic copy of this Note ("Authoritative Copy") may be converted to paper and marked as the original by the Bank (the "Paper Original"). Unless and until the Bank creates a Paper Original, the Authoritative Copy of this Agreement: (1) shall at all times reside in a document management system designated by the Bank for the storage of authoritative copies of electronic records, and (2) is held in the ordinary course of business. In the event the Authoritative Copy is converted to a Paper Original, the parties hereto acknowledge and agree that: (1) the electronic signing of this Agreement also constitutes issuance and delivery of the Paper Original, (2) the electronic signature(s) associated with this Agreement, when affixed to the Paper Original, constitutes legally valid

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and binding signatures on the Paper Original, and (3) the Borrower’s obligations will be evidenced by the Paper Original after such conversion.
14.	BORROWER ATTESTATION. Borrower attests and certifies to Bank that it has not provided false or misleading information or statements to the Bank in its application for the Loan, and that the certifications, representations, warranties, and covenants made to the Bank in this Note and elsewhere relating to the Loan are true, accurate, and correct. Borrower further attests and certifies to Bank that it is has read, understands, and acknowledges that the Loan is being made under the CARES Act, and any use of the proceeds of the Loan other than as permitted by the CARES Act, or any false or misleading information or statements provided to the Bank in its application for the Loan or in this Note may subject the Borrower to criminal and civil liability under applicable state and federal laws and regulations, including but not limited to, the False Claims Act, 31 U.S.C. Section 3729, et. seq. Borrower further acknowledges and understands that this Note is not valid and effective until and unless Borrower’s application for the Loan is approved and Bank’s receiving confirmation from the SBA that Bank may proceed with the Loan.

      IN WITNESS WHEREOF, I, the authorized representative of the Borrower, hereto have caused this Promissory Note to be duly executed as of the date set forth below.

BORROWER: Transmedics Inc

/s/ Karin Oliveira

Signature of Authorized Representative of Borrower

Karin Oliveira

Print Name

Authorized Representative

Title

STREET ADDRESS: 200 Minuteman Rd Ste 302

CITY/STATE/ZIP CODE: Andover, MA, 01810-1047